UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2013 (March 1, 2013)

SCG FINANCIAL ACQUISITION CORP.

 (Exact Name of Registrant as Specified in Charter)

Delaware	000-54339	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

615 N. Wabash Ave. Chicago, IL	60611
(Address of Principal Executive Offices)	(Zip Code)

(312) 784-3960

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.02.       Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Interim Review.

On March 1, 2013, management of SCG Financial Acquisition Corp. (the “Company”) determined, after discussions with the Company’s board of directors and after consulting with its independent auditor, Rothstein Kass, that the Company should have accounted for its outstanding warrants as a derivative liability due to a restructuring provision contained in the warrants, instead of accounting for the warrants as a component of equity. As a result of this provision, the Company will be restating its consolidated financial statements for the year ended December 31, 2011 and the unaudited interim financial statements for the periods ended June 30, 2011 and 2012, September 30, 2011 and 2012 and March 31, 2012, to reflect the Company’s warrants as a derivative liability with changes in the fair value recorded in the current period earnings.

The Company’s executive officers have discussed the matters disclosed in this Form 8-K with Rothstein Kass.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 4, 2013

SCG FINANCIAL ACQUISITION CORP.

By:  /s/ Gregory H. Sachs

Name: Gregory H. Sachs

Title: Chairman, President and

Chief Executive Officer